Exhibit 10.1

LETTER AMENDMENT No. 2

July 19, 2004

M&I Marshall & Ilsley Bank

651 Nicollet Mall

Minneapolis, Minnesota  55402-1611

Ladies/Gentlemen:

We refer to the Revolving Credit and Term Loan Agreement dated as of October 17, 2003 (the “Credit Agreement”) between you and us (under our former name of MedAmicus, Inc.).  Unless otherwise defined in this letter amendment, terms defined in the Credit Agreement are used in this letter amendment as defined in the Credit Agreement.

It is hereby agreed by you and us as follows:

The Credit Agreement is, effective the date first above written, hereby amended as follows:

(a)                                  For purposes of calculating the Senior Funded Debt Ratio for the periods ending June 30, 2004, September 30, 2004 and December 31, 2004, the Borrower may add back into EBITDA a one-time intangible asset write-off expense in the approximate amount of $2,809,199 taken by the Borrower during 2004 in addition to the add back permitted under Letter Amendment No. 1.

We have requested that you waive our failure to comply with Section 5.1(g) of the Credit Agreement as of June 30, 2004.  You have agreed to this request.  We acknowledge that this waiver is subject to the provisions of Sections 7.1 and 7.2 of the Credit Agreement.

On and after the effective date of this letter amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Credit Agreement, and each reference in the Notes and the Security Agreements to “the Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this letter amendment.  The Credit Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

This letter amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning one counterpart of this letter amendment to us.  This letter amendment shall become effective as of the date first above written when and if counterparts of this letter amendment shall have been executed by you and us and the consent attached hereto shall have been executed by Enpath Lead Technologies, Inc. (f/k/a Medacqusition, Inc.).

Very truly yours,

Enpath Medical, Inc.

By
Its

Agreed as of the date
first above written:

M&I Marshall & Ilsley Bank

By
Its

By
Its

CONSENT

The undersigned, as Debtor under the Third Party Security Agreement dated as of October 17, 2003 (the “Pledge”) in favor of M&I Marshall & Ilsley Bank referred to in the foregoing letter amendment, hereby consents to such letter amendment and hereby confirms and agrees that the Pledge is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, on and after the effective date of such letter amendment, each reference in the Pledge to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by such letter amendment.

Enpath Lead Technologies, Inc.
(f/k/a Medacqusition, Inc.)

By
Its